POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that Candy M. Obourn does hereby make,

constitute and appoint Thomas A. Piraino, Jr., Thomas L. Meyer, Aarti J. Patel

and Rhoda Minichillo as my true and lawful attorneys-in-fact with full power and authority to act in my name and on my behalf in the execution and filing of any Form 3, Form 4 or Form 5 required to be filed with the Securities and

Exchange Commission (the "Commission") pursuant to Section 16 of the

Securities Exchange Act of 1934 (the "Act"), in connection with my status as a Director of Parker-Hannifin Corporation, hereby ratifying and confirming all that said attorneys shall lawfully do or cause to be done by virtue of this document.  I hereby revoke any and all Powers of Attorney relating to the execution and filing of Forms 3, 4 and 5 on my behalf as a

Director of Parker-Hannifin Corporation previously filed with the Commission.

This Power of Attorney shall remain in effect until such time as the

Commission shall receive from me a written communication terminating the authority granted hereunder.

Dated this 21st day of August, 2003.

/s/ Candy M. Obourn

Candy M. Obourn